UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 19, 2004

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated October 19, 2004 (filed with the Securities and Exchange Commission on October 20, 2004), as set forth in the pages attached hereto.

Item 9.01.               Financial Statements And Exhibits

(a) and (b) Financial Statements Of Property Acquired And Pro Forma Financial Information

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of September 30, 2004

Pro Forma Condensed Consolidated Income Statement (Unaudited) for the nine months ended September 30, 2004

Pro Forma Condensed Consolidated Income Statement (Unaudited) for the year ended December 31, 2003

Notes to Pro Forma Financial Information

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors

Revenues and Certain Expenses of 625 Madison Avenue for the nine months ended September 30, 2004 (unaudited) and the year ended December 31, 2003

Notes to Financial Statements

(c)           EXHIBITS

99.1. Consent of Weiser LLP

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date:  December 29, 2004

3

SL GREEN REALTY CORP.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On October 19, 2004, the Company acquired 625 Madison Avenue for $231.5 million, or approximately $415 per square foot. The approximately 558,000 square feet, 17-story building contains 53,000 square feet of retail space and is 68% occupied. The property was acquired with cash and the issuance of approximately 300,000 common units in SL Green Operating Partnership, L.P., valued at $50.50 per unit. The building is also encumbered by a $102 million mortgage loan held by the New York State Teacher’s Retirement System that SL Green assumed upon closing. The mortgage has a fixed annual interest rate of 6.27% and will mature in November 2015. The property being acquired is subject to a ground lease expiring on June 30, 2054, after exercise of all options.

On July 28, 2004, we acquired the property located at 750 Third Avenue and a 30% interest in the property located at 485 Lexington Avenue (collectively the “TIAA Acquisition”).

The unaudited pro forma condensed consolidated balance sheet of SL Green Realty Corp. (the “Company”) as of September 30, 2004 has been prepared as if the Company’s acquisition of the property located at 625 Madison Avenue had been consummated on September 30, 2004. The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2003 and the nine months ended September 30, 2004 are presented as if the Company’s acquisition of the properties located at 625 Madison Avenue, 750 Third Avenue and the 30% interest in 485 Lexington Avenue occurred on January 1, 2003 and the effect was carried forward through the year and the nine month period.

The pro forma condensed consolidated financial statements do not purport to represent what our financial position or results of operations would have been assuming the completion of these acquisitions had occurred on January 1, 2003 and for the period indicated, nor do they purport to project our financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with our 2003 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

F1

SL GREEN REALTY CORP.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2004

(UNAUDITED)

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP. HISTORICAL	PRO FORMA ADJUSTMENTS	SL GREEN REALTY CORP. PROFORMA
	(A)	(B)
ASSETS:
Commerical real estate properties at cost:
Land and land interests	$206,824	$—	$206,824
Buildings and improvements	1,055,811	—	1,055,811
Building leasehold	225,207	231,500	456,707
Property under capital lease	12,208	—	12,208
	1,500,050	231,500	1,731,550
Less accumulated depreciation	(163,734)	—	(163,734)
	1,336,316	231,500	1,567,816
Assets held for sale	125,322		125,322
Cash and cash equivalents	23,299	—	23,299
Restricted cash	45,938	—	45,938
Tenant and other receivables, net of allowance of $8,563	18,109	—	18,109
Related party receivables	3,935	—	3,935
Deferred rents receivable, net of allowance for tenant credit loss of $6,141	58,735	—	58,735
Structured finance investments	325,807	—	325,807
Investments in unconsolidated joint ventures	549,654	—	549,654
Deferred costs, net	50,574	—	50,574
Other assets	53,736	—	53,736

Total Assets	$2,591,425	$231,500	$2,822,925

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Mortgage notes payable	$513,354	$102,000	$615,354
Revolving credit facilities	188,900	114,000	302,900
Term loans	425,000		425,000
Derivative instruments at fair value	4,822	—	4,822
Accrued interest payable	5,015	—	5,015
Accounts payable and accrued expenses	62,692	—	62,692
Deferred revenue/ gain	13,156	—	13,156
Capitalized lease obligations	16,385	—	16,385
Deferred land lease payable	15,646	—	15,646
Dividend and distributions payable	25,569	—	25,569
Liabilities related to assets held for sale	1,822	—	1,822
Security deposits	20,473	—	20,473

Total liabilities	1,292,834	216,000	1,508,834
Commitments and Contingencies
Minority interest in Operating Partnership	54,297	15,500	69,797
STOCKHOLDERS’ EQUITY
Series C preferred stock, $0.01 par value, $25.00 liquidation preference, 6,300 issued and outstanding at September 30, 2004	151,981	—	151,981
Series D preferred stock, $0.01 par value, $25.00 liquidation preference, 2,450 issued and outstanding at September 30, 2004	96,321	—	96,321
Common stock, $0.01 par value, 100,000 shares authorized, 40,547 issued and outstanding at September 30, 2004	405	—	405
Additional paid – in capital	907,638	—	907,638
Deferred compensation plans	(16,329)	—	(16,329)
Accumulated other comprehensive income	2,548	—	2,548
Retained earnings	101,730	—	101,730

Total stockholders’ equity	1,244,294	—	1,244,294

Total liabilities and stockholders’ equity	$2,591,425	$231,500	$2,822,925

The accompanying notes are an integral part of these pro forma financial statements.

F2

SL GREEN REALTY CORP.

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004

(UNAUDITED)

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP. HISTORICAL	625 MADISON AVENUE AND TIAA ACQUISITION	SL GREEN REALTY CORP. PRO FORMA ADJUSTMENTS		SL GREEN REALTY CORP. PRO FORMA
	(A)	(B)
REVENUES:
Rental revenue	$176,344	$24,595	$2,123	(C)	$203,062
Escalation and reimbursement revenues	31,849	3,650	(432	)(D)	35,067
Signage rent	198	—	—		198
Investment income	22,013	—	—		22,013
Preferred equity income	8,660	—	—		8,660
Other income	14,433	—	—		14,433

Total revenues	253,497	28,245	1,691		283,433

EXPENSES:
Operating expenses including $5,979 to affiliates	64,833	8,394	(4,243	)(D)	68,984
Real estate taxes	34,917	9,447	(3,686	)(D)	40,678
Ground rent	11,490	3,459	—		14,949
Interest	45,645	5,441	6,256	(E)	57,342
Depreciation and amortization	37,058	—	6,023	(F)	43,081
Marketing, general and administrative	20,944	665	(665	)(D)	20,944

Total expenses	214,887	27,406	3,685		245,978

Income (loss) before equity in net income of unconsolidated joint ventures, and minority interest	38,610	839	(1,994)		37,455
Equity in net income of unconsolidated joint ventures	32,017	(1,988)	3,076	(G)	33,105

Income (loss) before minority interest	70,627	(1,149)	1,082		70,560
Equity in net gain on sale of interest in unconsolidated joint venture	22,012	—	—		22,012
Minority interest in operating partnership	(4,478)	71	(1,353	)(H)	(5,760)

Income (loss) from continuing operations	88,161	(1,078)	(271)		86,812
Income from discontinued operations, net of minority interest	4,775				4,775
	—	—	—		—

Net income (loss)	92,936	(1,078)	(271)		91,587

Preferred stock dividends	(11,289)	—	—		(11,289)

Net income (loss) available to common shareholders	$81,647	$(1,078)	$(271)		$80,298

BASIC EARNINGS PER SHARE:(I)
Net income (loss) before income from discontinued operations	$1.98				$1.95
Income from discontinued operations	0.13				0.13

Net income	$2.11				$2.08

DILUTED EARNINGS PER SHARE:(I)
Net income (loss) before income from discontinued operations	$1.91				$1.90
Income from discontinued operations	0.12				0.11

Net income	$2.03				$2.01
Dividends per common share	$1.50				$1.50

Basic weighted average common shares outstanding	38,670				38,670

Diluted weighted average common shares and common share equivalents outstanding	42,566				42,872

The accompanying notes are an integral part of these pro forma financial statements.

F3

SL GREEN REALTY CORP.

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2003

(UNAUDITED)

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP. HISTORICAL	625 MADISON AVENUE AND TIAA ACQUISITIONS	SL GREEN REALTY CORP. PRO FORMA ADJUSTMENTS		SL GREEN REALTY CORP. PRO FORMA
	(A)	(B)
REVENUES:
Rental revenue	$233,033	$41,930	$4,861	(C)	279,824
Escalation and reimbursement revenues	42,223	7,027	(1,254	)(D)	47,996
Signage rent	968	—	—		968
Investment income	17,988	—	—		17,988
Preferred equity income	4,098	—	—		4,098
Other income	10,647	—	—		10,647

Total revenues	308,957	48,957	3,607		361,521

EXPENSES:
Operating expenses including $8,081 to affiliates	80,460	16,454	(10,147	)(D)	86,767
Real estate taxes	44,524	14,987	(7,445	)(D)	52,066
Ground rent	13,562	4,613	—		18,175
Interest	45,493	8,873	7,513	(E)	61,879
Depreciation and amortization	47,282	—	9,730	(F)	57,012
Marketing, general and administrative	17,131	1,417	(1,417	)(D)	17,131

Total expenses	248,452	46,344	(1,766)		293,030

Income (loss) before equity in net income from affiliates, equity in net income of unconsolidated joint ventures, gain on sale, minority interest, and discontinued operations	60,505	2,613	5,373		68,491
Equity in net loss from affiliates	(196)	—	—		(196)
Equity in net income of unconsolidated joint ventures	14,870	(4,262)	6,406	(G)	17,014
Equity in net gain on sale of interest in unconsolidated joint venture	3,087	—	—		3,087
Income (loss) before minority interest	78,266	(1,649)	11,779		88,396
Minority interest	(4,624)	124	(2,198	)(H)	(6,698)

Income (loss) from continuing operations	73,642	(1,525)	9,581		81,698
Income from discontinued operations, net of minority interest	3,191	—	—		3,191
Gain on sale of discontinued operations, net of minority interest	21,326	—	—		21,326

Net (loss) income	98,159	(1,525)	9,581		106,215
Preferred stock dividends	(7,318)	—	—		(7,318)
Preferred stock accretion	(394)	—	—		(394)

Net income (loss) available to common shareholders	$90,447	$(1,525)	$9,581		$98,503

BASIC EARNINGS PER SHARE:(I)
Net income (loss) before gain on sale, and income from discontinued operations	$1.95				$2.20
Income from discontinued operations	0.10				0.10
Gain on sales	0.75				0.75

Net income	$2.80				$3.05

DILUTED EARNINGS PER SHARE:(I)
Net income (loss) before gain on sale, and income from discontinued operations	$1.90				$2.16
Income from discontinued operations	0.09				0.09
Gain on sales	0.67				0.66

Net income	$2.66				$2.91

Dividends per common share	$1.895				$1.895
Basic weighted average common shares outstanding	32,265				32,265

Diluted weighted average common shares and common share equivalents outstanding	38,970				39,277

The accompanying notes are an integral part of these pro forma financial statements.

F4

SL GREEN REALTY CORP.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2004

(UNAUDITED AND IN THOUSANDS)

(A)          To reflect the unaudited condensed consolidated balance sheet of SL Green Realty Corp. at September 30, 2004 as reported on the Company’s Quarterly Report on Form 10-Q.

(B)           To reflect the purchase price allocation of the Company’s acquisition of the property located at 625 Madison Avenue as of September 30, 2004 for $231,500.  There was no independent valuation performed on this property. The Company intends to account for the acquisition in accordance with SFAS 141 and 142. We are currently in the process of analyzing the fair value of our in-place leases; and, consequently, no value has yet been assigned to the leases. Therefore, the purchase price allocation is preliminary and subject to change The purchase was funded through the Company’s unsecured revolving credit facility, the assumption of a $102,000 first mortgage and the issuance of units of limited partnership interest valued at $15,500.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

NINE MONTHS ENDED SEPTEMBER 30, 2004

(UNAUDITED AND IN THOUSANDS)

(A)          To reflect the consolidated statement of income of SL Green Realty Corp. for the nine month period ended September 30, 2004 as reported on the Company’s Quarterly Report on Form 10-Q.

(B)           To reflect the historical operations of 625 Madison Avenue, 750 Third Avenue and the 30% interest in 485 Lexington Avenue for the nine month period ended September 30, 2004.

(C)           Rental income for 625 Madison Avenue adjusted to reflect straight-line amounts as of January 1, 2003 and for 750 Third Avenue adjusted to reflect the master lease as of January 1, 2003.

(D)          To eliminate revenues and expenses not being assumed.

(E)           To record interest expense for borrowings under the revolving credit facilities ($383,825 at the weighted average interest rate of 2.72%) and the assumed first mortgage ($102,000) at the fixed rate of 6.27%.

(F)           To reflect straight-line depreciation for 625 Madison Avenue and 750 Third Avenue based on an estimated useful life of 40 years.

F5

(G)           To adjust for SL Green’s 30% equity interest in the net income of the joint venture:

	485 LEXINGTON ACQUISITION HISTORICAL	485 Lexington PRO FORMA ADJUSTMENTS	SL GREEN PRO FORMA ADJUSTMENTS		485 Lexington PRO FORMA
	(a)
REVENUES:
Rental revenue	$1,167	$(1,167)	$8,636	(b)	$8,636
Escalation and reimbursement revenues	22	(22)	—	(c)	—

Total revenues	1,189	(1,189)	8,636		8,636

EXPENSES:
Operating expenses	4,592	(4,592)	—	(c)	—
Real estate taxes	3,073	(3,073)	—	(c)	—
Interest	—	—	2,759	(d)	2,759
Depreciation and amortization	—	—	2,250	(e)	2,250
Marketing, general and administrative	149	(149)	—	(c)	—

Total expenses	7,814	(7,814)	5,009		$5,009

Net income	$(6,625)	$6,625	$3,627		$3,627

SL Green’s 30% of joint venture pro forma net income				(f)	$1,088

(a)           This represent the historical financial statements of 485 Lexington Avenue.

(b)           Rental income from 485 Lexington was increased to reflect pro forma straight line amounts as of January 1, 2003 ($8,636) and the historic straight line amount ($1,167) was deducted.

(c)           To eliminate all revenue and expenses not being assumed.

(d)           To reflect interest expense on $175,585 of new property level mortgage debt ($2,759) at a weighted average annual rate of 3.14%.

(e)           To reflect straight line depreciation of $4,500 per annum for 485 Lexington based on an estimated useful life of 40 years and a purchase price of $225,000.

(f)            To reflect the Company’s 30% equity interest in the pro forma net income of 485 Lexington.

(H)          To reflect the minority shareholders interest of 6.19% in the operating partnership.

(I)            Basic income per common share is calculated based on 38,670 weighted average common shares outstanding and diluted income per common share is calculated based on 42,872 weighted average common shares and common share equivalents outstanding.

F6

YEAR ENDED DECEMBER 31, 2003

NOTES TO PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

(UNAUDITED AND IN THOUSANDS)

(A)          To reflect the consolidated statement of income of SL Green Realty Corp. for the year ended December 31, 2003 as reported on the Company’s Annual Report on Form 10-K.

(B)           To reflect the historical operations of 625 Madison Avenue, 750 Third Avenue and the 30% interest in 485 Lexington Avenue for the year ended December 31, 2003.

(C)           Rental income for 625 Madison Avenue adjusted to reflect straight-line amounts as of January 1, 2003 and for 750 Third Avenue adjusted to reflect the master lease as of January 1, 2003.

(D)          To eliminate revenues and expenses not being assumed.

(E)           To record interest expense for borrowings under the revolving credit facilities ($383,825 at the weighted average interest rate of 2.60%) and the assumed first mortgage ($102,000) at the fixed rate of 6.27%.

(F)           To reflect straight-line depreciation for 625 Madison Avenue and 750 Third Avenue based on an estimated useful life of 40 years.

(G)           To adjust for SL Green’s 30% equity interest in the net income of the joint venture:

	485 LEXINGTON ACQUISITION HISTORICAL	485 LEXINGTON PRO FORMA ADJUSTMENTS	SL GREEN PRO FORMA ADJUSTMENTS		485 LEXINGTON PRO FORMA
	(a)
REVENUES:
Rental revenue	$2,299	$(2,299)	$17,272	(b)	$17,272
Escalation and reimbursement revenues	122	(122)	—	(c)	—

Total revenues	2,421	(2,421)	17,272		17,272

EXPENSES:
Operating expenses	10,055	(10,055)	—	(c)	—
Real estate taxes	6,206	(6,206)	—	(c)	—
Interest	—	—	5,624	(d)	5,624
Depreciation and amortization	—	—	4,500	(e)	4,500
Marketing, general and administrative	367	(367)	—	(c)	—

Total expenses	16,628	(16,628)	10,124		10,124

Net (loss) income	$(14,207)	$14,207	$7,148		$7,148

SL Green’s 30% of joint venture pro forma net income				(f)	$2,144

(a)           This represent the historical financial statements of 485 Lexington Avenue.

(b)           Rental income from 485 Lexington was increased to reflect the master lease on a pro forma straight line basis as of January 1, 2003 ($17,272) and the historic rental revenue ($2,299) was deducted.

(c)           To eliminate all revenues and expenses not being assumed.

(d)           To reflect interest expense on $175,585 of new property level mortgage debt ($5,624) at a weighted average annual rate of 3.20%.

(e)           To reflect straight line depreciation of $4,500 per annum for 485 Lexington based on an estimated useful life of 40 years and a purchase price of $225,000.

F7

(f)            To reflect the Company’s 30% equity interest in the pro forma net income of 485 Lexington.

(H)          To reflect the minority shareholders interest of 7.49% in the operating partnership.

(I)            Basic income per common share is calculated based on 32,265 weighted average common shares outstanding and diluted income per common share is calculated based on 39,277 weighted average common shares and common share equivalents outstanding. The preferred shares outstanding were anti-dilutive during this period.

F8

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and

Stockholders of

SL Green Realty Corp.

We have audited the accompanying statement of revenues and certain expenses of 625 Madison Avenue Associates, L.P. for the year ended December 31, 2003.  The financial statement is the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free from material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in Form 8-K of SL Green Realty Corp. and is not intended to be a complete presentation of the Partnership’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of 625 Madison Avenue Associates, L.P. described in Note 1 in conformity with U.S. generally accepted accounting principles.

/s/ Weiser LLP
Certified Public Accountants

New York, New York

December 14, 2004

F9

625 MADISON AVENUE ASSOCIATES, L.P.

(A Limited Partnership)

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
	(Unaudited)
Revenues:
Base rents	$18,643,144	$30,961,035
Tenant reimbursements	3,217,901	5,772,904
Total tenant revenues	21,861,045	36,733,939

Certain expenses:
Operating expenses	6,509,222	9,483,285
Taxes and insurance	6,130,635	7,962,560
Repairs and maintenance	731,165	1,015,461
General and administrative	324,041	650,325
Management fees	206,906	367,787
Interest expense	5,440,757	8,873,474
Total certain expenses	19,342,726	28,352,892
Revenues in excess of certain expenses	$2,518,319	$8,381,047

See notes to statements of revenues and certain expenses.

F10

625 MADISON AVENUE ASSOCIATES, L.P.

(A Limited Partnership)

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

DECEMBER 31, 2003

1. Basis of Presentation

Presented herein is the statement of revenues and certain expenses related to the operation of an office building located at 625 Madison Avenue (the “Property”) in Manhattan, New York.  On October 19, 2004, SL Green Realty Corp. acquired the Property.

The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties.  Accordingly, the financial statements exclude interest income and certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the aforementioned property.  Items excluded consist of mortgage prepayment penalties, mortgage transfer fee, depreciation and general and administrative expenses not directly related to the future operations.

2. Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenue and certain expenses and accompanying notes.  Actual results could differ from those estimates.

3. Revenue Recognition

The Property is being leased to tenants under operating leases.  Minimum rental income is generally recognized on a straight-line basis over the term of the lease.  The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to $895,016 (unaudited) for the nine months ended September 30, 2004 and $1,339,361 for the year ended December 31, 2003.

4. Future Minimum Rents Schedule

Future minimum lease payments to be received by the Partnership as of December 31, 2003 under non-cancelable operating leases are as follows:

2004	$22,570,000
2005	22,687,000
2006	22,939,000
2007	22,668,000
2008	19,264,000
Thereafter	92,271,000

Total	$202,399,000

The lease agreements generally contain provisions for reimbursement of real estate taxes and operating expenses over base year amounts, as well as fixed increases in rent.

F11

5. Mortgage payable

The Partnership borrowed $55,000,000 under the terms of a Consolidation, Modification and Extension Agreement (“the “Agreement”).  Between 1987 and 1992, the Partnership amended, modified and extended the Agreement and borrowed an additional $51,000,000.  The modified loan agreement was set to mature on December 10, 2004 and bore interest at 10% per annum.  Monthly payments of principal and interest aggregating $994,541 were required until December 10, 2004, at which time the remaining balance of $76,616,951, representing principal and accrued interest, would have been due.

On October 10, 2003, the Partnership refinanced the loan by entering into a new loan agreement in the amount of $102,000,000 with New York State Teachers’ Retirement System (“NYSTRS”).  The loan bears interest at 6.27% per annum.  The Partnership is required to make monthly interest only payments totaling $532,950 for the period from November 10, 2003 through and including November 10, 2006.  Thereafter, monthly payments of principal and interest totaling $698,786 are required for the period from December 10, 2006 through and including October 10, 2015.  The loan matures on November 1, 2015, at which time the balance of principal and any accrued interest is due.  The mortgage is collateralized by the Partnership’s interest in the leasehold.

Interest expense incurred on the mortgage loans for the year ended December 31, 2003 amount to $7,980,146. The Partnership incurred a prepayment penalty on the original loan in the amount of $8,023,688.

The principal payments required in each of the five succeeding years, and in the aggregate, thereafter are:

Year Ended December 31,	Amount

2004	$—
2005	—
2006	511,126
2007	3,181,197
2008	3,386,491
Thereafter	94,921,186

$102,000,000

NYSTRS, in accordance with the terms of an estoppel certificate can make an additional loan to the Partnership in the amount of $13,000,000, which may be evidenced by a separate and non-consolidated mortgage.

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6. Related Party Transaction

On January 1, 2002, the Partnership entered into a management agreement with an affiliate of the partners.  The Partnership will pay a management fee equal to 1% of all tenant collections less rent paid to a major tenant for the subleased space.  Management fees incurred for the nine months ended September 30, 2004 (unaudited) and for the year ended December 31, 2003 amounted to $209,906 and $353,740, respectively.

The Partnership collects an incentive management fee from a major tenant providing operating costs are contained.  The fee incurred for 2003 totaled $42,142.

The Partnership entered into lease agreements with Related Partners, Inc. (“Related”) and an entity affiliated with Related.  Rental income derived from these lease agreements amounted to $4,074,843 at December 31, 2003.

7. Interim Unaudited Financial Information

The statement of revenues and certain expenses for the nine months ended September 30, 2004 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the statements of revenues and certain expenses for this interim period has been included.  The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

8.  Commitments, Contingency and Other Matters

On October 24, 2000, the Partnership entered into an agreement with two tenants to surrender approximately 8,360 square feet.  Both tenants surrendered their spaces on October 1, 2001.  The Partnership will pay one of the tenants the aggregate sum of $750,000, payable in three installments of $250,000.  The first payment is due one year following the date on which a new tenant was obligated to commence paying rent to the Partnership, August 15, 2003.  The second payment is due one year after the first payment, and the third payment is due two years after the first payment.  This amount was capitalized and will be written off over the period of the replacement tenant’s lease.

The Partnership agreed to pay the second tenant the aggregate sum of $425,000; $100,000 was paid on October 1, 2001 (the “Surrender Date”), $100,000 will be paid on each of the first two anniversaries of the Surrender Date and $125,000 will be paid on the third anniversary of the Surrender Date.  This amount was capitalized and will be written off over the period of the replacement tenant’s lease.  As of December 31, 2003, $200,000 was paid.

On June 27, 2000, the Partnership entered into an agreement with a tenant to surrender approximately 1,521 square feet.  The Partnership will pay $252,000 over 4 years.  The amount was capitalized and will be written off over the period of the replacement tenant’s lease.  As of December 31, 2003, $63,000 was paid.

On August 24, 2000, the Partnership entered into an agreement to sublease approximately 100,414 square feet from a major tenant.  On April 15, 2001, the Partnership entered into another agreement to sublease an additional 18,294 square feet from the major tenant. Revenue – office is offset by $1,898,069 of rent expense on the statement of revenues and expenses for the year ended December 31, 2003.

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